EXHIBIT (23)

CONSENT OF AUDITOR

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Transamerica Financial Life Insurance Company of our report dated April 11, 2024 relating to the statutory basis financial statements of Transamerica Financial Life Insurance Company, which appears in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

November 4, 2024